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                                                                    Exhibit 2(c)
                            CERTIFICATE OF AMENDMENT

                                       TO

                                RESTATED BY-LAWS

                                       OF

                           BRINSON MASTER SERIES, INC.

         The undersigned, being Vice President and Secretary of Brinson Master Series, Inc., hereby certifies that the Directors of the Corporation duly adopted the following resolutions, which amended the Restated By-Laws of the Corporation dated May 13, 1998 in the manner provided in such Restated By-Laws of the Corporation, at meeting held on February 13, 2002 and that the amendment will be effective on April 8, 2002:

                  RESOLVED, that the Restated By-Laws dated May 13, 1998 be, and they hereby are, amended to change the name of the Corporation effective as of April 8, 2002 from "Brinson Master Series, Inc." to "UBS Master Series, Inc." in the following manner:

                  Section 1.01 of the Restated By-Laws is hereby amended to read as follows:

                  Section 1.01.  NAME:

                  The name of the Corporation is UBS Master Series, Inc.

Dated: February 15, 2002
                                            By: /s/ Amy R. Doberman
                                                -----------------------
                                            Name:  Amy R. Doberman
                                            Title: Vice President and Secretary


New York, New York (ss)

On this 15th day of February, 2002, before me personally appeared Amy R. Doberman, to me personally known, who, being by me duly sworn, did say that she is Vice President and Secretary of the above-referenced Corporation and acknowledged that she executed the foregoing instrument as her free act and deed.

                                            /s/ Victoria Drake
                                            ------------------------
                                            Notary Public